Exhibit 99.1

Luna Innovations Incorporated Reports Second Quarter and First Half of 2017 Financial Results
Net loss improved to $(0.2) million for the three months ended June 30, 2017 compared to $(0.8) million for the three months ended June 30, 2016. Adjusted EBITDA improved to $0.8 million for the three months ended June 30, 2017 compared to $0.4 million for the three months ended June 30, 2016.

(ROANOKE, VA, August 10, 2017) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the three and six months ended June 30, 2017.

For the three months ended June 30, 2017, Luna reported revenues of $13.6 million and a net loss of $(0.2) million compared to revenues of $14.6 million and a net loss of $(0.8) million for the three months ended June 30, 2016. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $0.8 million for the three months ended June 30, 2017 compared to $0.4 million for the three months ended June 30, 2016. A reconciliation of net loss to Adjusted EBITDA can be found in the schedules included in this release.
“The second quarter saw a significant rebound in sales of our test & measurement instruments," said My Chung, president and chief executive officer of Luna. "Product sales in our Luna Technologies brand in the second quarter increased 22% year over year and 62% sequentially, substantially offsetting the financial impact of continued softness in the China market for optical receivers. With the higher margins provided by growth in our test & measurement product sales and continued focus on expense control, we improved our net loss by $0.5 million year over year. The recently announced sale of our high speed optical receiver business provides the opportunity for a more dedicated focus on growing the higher margin instrument business."

Second Quarter Financial Summary

Total revenues for the three months ended June 30, 2017 were $13.6 million compared to $14.6 million for the three months ended June 30, 2016. Technology development revenues increased 12% to $4.6 million for the three months ended June 30, 2017, compared to $4.1 million for the three months ended June 30, 2016. Products and licensing revenues were $9.0 million for the three months ended June 30, 2017, compared to $10.5 million for the three months ended June 30, 2016. The decrease in Products and licensing revenues was primarily driven by lower sales of Luna's 100G integrated coherent receivers in China.
Gross profit was $5.1 million, or 37% of revenues, for the three months ended June 30, 2017, compared to gross profit of $5.2 million, or 35% of revenues, for the three months ended June 30, 2016. The increase in gross margin in the second quarter of 2017 resulted from increased sales of test & measurement products, which typically have higher average margins than Luna's other products and services.
Selling, general and administrative expenses were $3.9 million for the three months ended June 30, 2017, compared to $4.6 million for the three months ended June 30, 2016. The decrease in selling, general and administrative expense was due to a $0.2 million decrease in incentive compensation, a $0.1 million reduction in share-based compensation expense, a $0.2 million reduction in sales-related expenses, and a $0.1 million reduction in amortization expense.
Research, development and engineering expenses increased slightly to $1.3 million for the three months ended June 30, 2017 compared to $1.2 million for the three months ended June 30, 2016.
Operating loss improved to $(0.1) million for the three months ended June 30, 2017, compared to an operating loss of $(0.7) million for the three months ended June 30, 2016. Net loss attributable to common stockholders improved to $(0.3) million for the three months ended June 30, 2017, compared to a net loss attributable to common stockholders of $(0.8) million for the three months ended June 30, 2016. Adjusted EBITDA was $0.8 million for the three months ended June 30, 2017 compared to $0.4 million for the three months ended June 30, 2016.

Year to Date Financial Summary

Total revenues for the six months ended June 30, 2017, were $26.7 million, compared to $28.6 million for the six months ended June 30, 2016. Technology development revenues increased 13% to $8.9 million for the six months ended June 30, 2017, compared to $7.9 million for the six months ended June 30, 2016. Products and licensing revenues were $17.8 million for the six months ended June 30, 2017, compared to $20.8 million for the six months ended June 30, 2016. Revenues from sales of test & measurement instruments increased 16%, partially offsetting lower revenues from high speed optical receiver products in China.
Gross profit decreased to $9.8 million, or 37%, of revenues for the six months ended June 30, 2017, compared to $10.0 million, or 35% of revenues, for the six months ended June 30, 2016.
Selling, general and administrative expenses decreased to $8.4 million for the six months ended June 30, 2017, compared to $9.2 million for the six months ended June 30, 2016. The decrease in selling, general and administrative expenses resulted primarily from lower selling related expenses due to lower revenues in the products and licensing segment in addition to lower share based compensation expense.
Research, development and engineering expenses were substantially unchanged at $2.7 million for the six months ended June 30, 2017 and $2.8 million for the six months ended June 30, 2016.
Operating loss improved to $(1.4) million for the six months ended June 30, 2017, compared to $(2.0) million for the six months ended June 30, 2016. Net loss attributable to common stockholders improved to $(1.6) million for the six months ended June 30, 2017, compared to $(2.3) million for the six months ended June 30, 2016. Adjusted EBITDA increased to $0.7 million for the six months ended June 30, 2017, compared to $0.3 million for the six months ended June 30, 2016.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 11:30 a.m. (EDT) today to discuss its financial results for the three and six months ended June 30, 2017, and recent business developments. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 56973945. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high speed optoelectronics and high performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding the potential benefits of Luna’s sale of its high speed optical receiver business. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, technological challenges and those risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenues:
Technology development	$4,625,175	$4,137,382	$8,901,624	$7,860,644
Products and licensing	8,951,296	10,509,522	17,793,232	20,773,273
Total revenues	13,576,471	14,646,904	26,694,856	28,633,917
Cost of revenues:
Technology development	3,439,118	3,181,447	6,661,474	6,061,282
Products and licensing	5,056,449	6,294,607	10,277,225	12,558,180
Total cost of revenues	8,495,567	9,476,054	16,938,699	18,619,462
Gross profit	5,080,904	5,170,850	9,756,157	10,014,455
Operating expense:
Selling, general and administrative	3,936,207	4,581,776	8,431,911	9,227,060
Research, development and engineering	1,263,911	1,240,655	2,708,738	2,791,146
Total operating expense	5,200,118	5,822,431	11,140,649	12,018,206
Operating loss	(119,214)	(651,581)	(1,384,492)	(2,003,751)
Other income (expense):
Other expense	(1,225)	(39,489)	(869)	(35,545)
Interest expense	(60,386)	(78,906)	(124,760)	(165,079)
Total other expense	(61,611)	(118,395)	(125,629)	(200,624)
Loss before income taxes	(180,825)	(769,976)	(1,510,121)	(2,204,375)
Income tax expense	40,937	1,000	67,627	26,175
Net loss	(221,762)	(770,976)	(1,577,748)	(2,230,550)
Preferred stock dividend	29,536	24,580	63,632	45,790
Net loss attributable to common stockholders	$(251,298)	$(795,556)	$(1,641,380)	$(2,276,340)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.01)	$(0.03)	$(0.06)	$(0.08)
Weighted average common shares and common equivalent shares outstanding:
Basic and diluted	27,600,147	27,557,960	27,570,919	27,517,792

Luna Innovations Incorporated
Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,291,255	$12,802,458
Accounts receivable, net	13,150,291	14,297,725
Inventory	9,540,754	8,370,235
Prepaid expenses and other current assets	1,266,090	1,627,175
Total current assets	34,248,390	37,097,593
Property and equipment, net	6,882,576	6,780,838
Intangible assets, net	8,003,009	8,681,263
Goodwill	2,348,331	2,348,331
Other assets	68,778	88,948
Total assets	$51,551,084	$54,996,973
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$1,833,333	$1,833,333
Current portion of capital lease obligations	52,404	52,128
Accounts payable	3,958,144	4,466,192
Accrued liabilities	8,131,316	8,667,100
Deferred revenue	946,146	949,603
Total current liabilities	14,921,343	15,968,356
Long-term deferred rent	1,337,893	1,403,957
Long-term debt obligations	1,511,520	2,420,032
Long-term capital lease obligations	89,054	114,940
Total liabilities	17,859,810	19,907,285
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at June 30, 2017 and December 31, 2016	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 28,226,436 and 27,988,104 shares issued, 27,688,710 and 27,541,277 shares outstanding at June 30, 2017 and December 31, 2016	28,878	28,600
Treasury stock at cost, 537,727 and 446,827 shares at June 30, 2017 and December 31, 2016	(661,253)	(517,987)
Additional paid-in capital	82,837,888	82,451,958
Accumulated deficit	(48,515,561)	(46,874,205)
Total stockholders’ equity	33,691,274	35,089,688
Total liabilities and stockholders’ equity	$51,551,084	$54,996,973

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2017	2016
	(unaudited)
Cash flows provided by/(used in) operating activities
Net loss	$(1,577,748)	$(2,230,550)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,753,748	1,861,603
Share-based compensation	321,756	465,028
Bad debt expense	40,753	50,515
Gain on disposal of fixed assets	(670)	—
Change in assets and liabilities
Accounts receivable	1,106,681	(167,749)
Inventory	(1,170,519)	474,072
Other current assets	325,005	(306,371)
Accounts payable and accrued expenses	(1,109,870)	(1,076,784)
Deferred revenue	(3,457)	(81,830)
Net cash used in operating activities	(314,321)	(1,012,066)
Cash flows provided by/(used in) investing activities
Acquisition of property and equipment	(796,217)	(1,294,775)
Intangible property costs	(318,942)	(244,198)
Proceeds from sale of property and equipment	3,000	—
Net cash used in investing activities	(1,112,159)	(1,538,973)
Cash flows provided by/(used in) financing activities
Payments on capital lease obligations	(25,611)	(32,149)
Payments of debt obligations	(916,666)	(916,667)
Repurchase of common stock	(143,266)	(156,386)
Proceeds from the exercise of options	820	—
Net cash used in financing activities	(1,084,723)	(1,105,202)
Net decrease in cash or cash equivalents	(2,511,203)	(3,656,241)
Cash and cash equivalents-beginning of period	12,802,458	17,464,040
Cash and cash equivalents-end of period	$10,291,255	$13,807,799

Luna Innovations Incorporated
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Net loss	$(221,762)	$(770,976)	$(1,577,748)	$(2,230,550)
Interest expense	60,386	78,906	124,760	165,079
Tax expense	40,937	1,000	67,627	26,175
Depreciation and amortization	792,983	921,802	1,753,748	1,861,603
EBITDA	672,544	230,732	368,387	(177,693)
Share-based compensation	151,672	206,225	321,756	465,028
Adjusted EBITDA	$824,216	$436,957	$690,143	$287,335
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com